               NOTICE OF RELEASE OF CERTAIN LOCK-UP RESTRICTIONS

                                 MARCH 13, 2001


         Pursuant to Section 8 of that certain Registration Rights Agreement dated as of September 22, 1999, as amended (the "Agreement"), by and among NOVO NETWORKS, INC. f/k/a eVENTURES GROUP, INC. (the "Company"), INFINITY INVESTORS LIMITED, INFINITY EMERGING SUBSIDIARY LIMITED, IEO INVESTMENTS LIMITED (collectively, the "Requesting Holders") and certain other stockholders listed in the Agreement (the "Other Stockholders"), the Requesting Holders (who hold more than fifty percent (50%) of the Registrable Shares) hereby release as of March 17, 2001 from the Restriction (as hereinafter defined) three percent (3.0%) of the Registrable Shares held of record by each Requesting Holder, Other Stockholder and their Qualified Transferees (the "Released Shares"). Capitalized terms not defined in this Notice shall have the meaning set forth in the Agreement.

         Hence, the number of Released Shares for each Requesting Holder is as follows:

                  Infinity Investors Limited                   255,000
                  Infinity Emerging Subsidiary Limited         260,514
                  IEO Investments Limited                      309,486

                  Total                                        825,000
                                                               =======

         Except for the Released Shares, the remaining ninety-seven percent (97.0%) of the Registrable Shares held by the Requesting Holders, Other Stockholders and their Qualified Transferees will continue to be subject to the restrictions prohibiting public sales thereof under Rule 144 prior to September 22, 2001 (the "Restriction").

         The Requesting Holders reserve the right to release from the Restriction, by written notice to the Company (similar to this Notice) from time to time in the future, additional portions (or all) of the remaining Registrable Shares.

         The Company is hereby directed to immediately provide this Notice to each Other Stockholder and each Qualified Transferee.

                            [signature page follows]

                                        INFINITY INVESTORS LIMITED

                                        By: /s/ J.A. LOUGHRAN
                                           -------------------------------------
                                        Name:   J.A. Loughran
                                             -----------------------------------
                                        Title:   Director
                                              ----------------------------------

                                        INFINITY EMERGING SUBSIDIARY LIMITED

                                        By: /s/ J.E. MARTIN
                                           -------------------------------------
                                        Name:   J.E. Martin
                                             -----------------------------------
                                        Title:   Director
                                              ----------------------------------

                                        IEO INVESTMENTS LIMITED

                                        By: /s/  PIERCE LOUGRHAN
                                           -------------------------------------
                                        Name:    Pierce Loughran
                                             -----------------------------------
                                        Title:   Director
                                              ----------------------------------

     [signature page for Notice of Release of Certain Lock-Up Restrictions]




                                       2